WEAVER MARTIN & SAMYN December 17, 2013

To the Audit Committee and Board of Directors of

The Engraving Masters, Inc.

Attn: David Uddman

3717 W. Woodside

Spokane, WA 99208

RE:

The Engraving Masters, Inc.

Commission file # 000-52942

Unfortunately, due to changes in our firm over the last few months, we are resigning our services as your certifying independent registered public accountants, effective immediately.  We have reached this decision reluctantly and after substantial deliberation.  We have truly enjoyed working with you over the past year or so.

During the periods Weaver Martin & Samyn worked with the company through the date of this resignation there were no disagreements on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to Weaver Martin & Samyn's satisfaction, would have caused them to refer to the subject matter of the disagreement in connection with this resignation.

Sincerely,

/s/ Weaver Martin & Samyn, LLC

Weaver Martin & Samyn, LLC

Kansas City, Missouri

Certified Public Accountants & Consultants

411 Valentine, Suite 300

Kansas City, Missouri 64111

Phone: (816) 756-5525

Fax: (816) 756-2252